CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the used in this Registration Statement (No. 333-129564) of Innovative Card Technologies, Inc. on Amendment No. 1 of Form SB-2 of our report dated February 7, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 17, 2006